Exhibit 99.1

HYATT COMPLETES SALE OF HYATT REGENCY ORLANDO FOR $1.07 BILLION

Hyatt Exceeds $2 Billion Sell-Down Commitment

CHICAGO (August 16, 2024) – Hyatt Hotels Corporation (NYSE:H) today announced that an affiliate of Hyatt has completed the sale of the 1,641-room Hyatt Regency Orlando and adjacent 45 acres of land to affiliates of RIDA Development Corporation and an Ares Management Real Estate fund (“Ares”) for approximately $1.07 billion, while retaining a long-term management agreement under the Hyatt Regency brand. In connection with the transaction, Hyatt retained $265 million of non-controlling preferred equity and provided an additional $50 million of seller financing for the adjacent 45-acre parcel.

The sale of Hyatt Regency Orlando is part of Hyatt’s capital allocation strategy to sell owned hotels and reinvest proceeds in asset-light platforms that accelerate growth, and exceeds Hyatt’s expanded $2 billion asset-disposition commitment announced in 2021. Over a three-year period, Hyatt has now realized $2.6 billion of gross proceeds, net of acquisitions, at a 13.3x multiple.

Caption: Hyatt Regency Orlando Exterior

Hyatt Regency Orlando, the fourth largest Hyatt hotel globally by room count, has 1,641 rooms with 315,000 square feet of flexible event space. The hotel – which welcomes more than one million guests and attendees on average per year – is strategically positioned in the market given its prime location near popular Orlando attractions and direct connection to the Orange County Convention Center, the second largest convention facility in the U.S. The city’s strong tourism industry makes Orlando a key market, and RIDA and Ares intend to invest additional capital in a significant renovation plan that will focus on guestrooms and other amenities to further enhance the guest experience.

Additionally, with significant experience developing large-scale convention properties, RIDA and Ares have entered into a development agreement with Hyatt for a new Grand Hyatt hotel on the 45 acres of land adjacent to Hyatt Regency Orlando. Upon the satisfaction of certain conditions, Hyatt and an affiliate of RIDA and Ares will enter into a long-term management agreement for the hotel.

Mark S. Hoplamazian, president and chief executive officer, Hyatt, said, “The sale of Hyatt Regency Orlando represents the largest single-asset sale in Hyatt history. We are thrilled to be working with RIDA and Ares on this transaction, and in collaboration with these world-class developers, we will continue driving the success of Hyatt Regency Orlando and thoughtfully expand our brand footprint in the most-visited destination in the U.S. with a new Grand Hyatt hotel.”

RIDA and Ares anticipate pursuing necessary approvals and other governmental support over the next several years for the planned Grand Hyatt Orlando, which is expected to have approximately 2,500 rooms and be developed in multiple phases. The development of Grand Hyatt Orlando is positioned to create a combined total of more than 4,000 guestrooms across Hyatt Regency Orlando and Grand Hyatt Orlando at the Orange County Convention Center, further positioning Hyatt strategically in this thriving high-demand market.

Ira Mitzner, President & CEO of RIDA Development Corp., added, “We are extremely pleased to be partnering again with Ares in this historic transaction. We are excited to work with Hyatt to grow and enhance the Orange County Convention Center (OCCC) district and create a guest experience unparalleled for both group and leisure customers. We look forward to collaborating on a visionary public-private partnership with the State of Florida, Orange County, the OCCC, and all community stakeholders.”

Andrew Holm, Partner and Ares’ Co-Head of U.S. Real Estate Investments, added, “Hyatt has established Hyatt Regency Orlando as a landmark of its community’s vibrant business and leisure activity, and we are excited to work closely with the Hyatt team and advance our partnership with RIDA to realize the potential of this important location. We look forward to leveraging our extensive investment experience undertaking large-scale, complex projects as we seek to create long-term value in this attractive market.”

To learn more about Hyatt Regency Orlando, visit hyattregencyorlando.com.

The term “Hyatt” is used in this release for convenience to refer to Hyatt Hotels Corporation and/or one or more of its affiliates.

About Hyatt Hotels Corporation

Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company guided by its purpose – to care for people so they can be their best. As of June 30, 2024, the Company’s portfolio included more than 1,350 hotels and all-inclusive properties in 78 countries across six continents. The Company’s offering includes brands in the Timeless Collection, including Park Hyatt®, Grand Hyatt®, Hyatt Regency®, Hyatt®, Hyatt Vacation Club®, Hyatt Place®, Hyatt House®, Hyatt Studios, and UrCove; the Boundless Collection, including Miraval®, Alila®,  Andaz®, Thompson Hotels®, Dream® Hotels, Hyatt Centric®, and Caption by Hyatt®; the Independent Collection, including The Unbound Collection by Hyatt®, Destination by Hyatt®, and JdV by Hyatt®; and the Inclusive Collection, including Impression by Secrets, Hyatt Ziva®, Hyatt Zilara®, Zoëtry® Wellness & Spa Resorts, Secrets® Resorts & Spas, Breathless Resorts & Spas®, Dreams® Resorts & Spas, Hyatt Vivid Hotels & Resorts, Alua Hotels & Resorts®, and Sunscape® Resorts & Spas. Subsidiaries of the Company operate the World of Hyatt® loyalty program, ALG Vacations®, Mr & Mrs Smith™, Unlimited Vacation Club®, Amstar DMC destination management services, and Trisept Solutions® technology services. For more information, please visit www.hyatt.com.

About Hyatt Regency

The Hyatt Regency brand is a global collection of hotels and resorts found in more than 230 locations in over 40 countries around the world. The depth and breadth of this diverse portfolio, from expansive resorts to urban city centers, is a testament to the brand’s evolutionary spirit. For more than 50 years, the Hyatt Regency brand has championed fresh perspectives and enriching experiences, while its forward-thinking philosophy provides guests with inviting spaces that bring people together and foster a spirit of community. As a hospitality original, Hyatt Regency hotels and resorts are founded on openness—our colleagues consistently serve with open minds and open hearts to deliver unforgettable celebrations, effortless relaxation and notable culinary experiences alongside expert meetings and technology-enabled collaboration. The brand prides itself on an everlasting reputation for insightful care—one that welcomes all people across all countries and cultures, generation after generation. For more information, please visit hyattregency.com. Follow @HyattRegency on Facebook, Twitter and Instagram, and tag photos with #HyattRegency.

About Grand Hyatt

Around the world, Grand Hyatt hotels bring travel dreams to life by celebrating the iconic in small details and magnificent moments. Located at the crossroads of local culture and global business within major gateway cities and resort destinations, each Grand Hyatt hotel is uniquely designed to be a captivating destination within a destination. Grand Hyatt hotels deliver welcoming and elevated service, first-class accommodations and an abundance of options within a multicultural backdrop of dramatic architecture and bold and vibrant design. Grand Hyatt hotels boast inventive restaurants, luxury spas, fitness centers, and business and meeting facilities. For additional information or to make a reservation, please visit grandhyatt.com. Follow @GrandHyatt on Facebook and Instagram, and tag photos with #GrandHyatt.

About RIDA Development Corporation

RIDA Development Corporation is an internationally recognized real estate organization that has successfully developed and owned office, residential, industrial, hospitality, mixed-use, convention and retail developments for nearly 50 years. Established in 1975, RIDA has invested in over $7 billion of successful investment and development projects and has been a pre-eminent big-box, conference hotel developer and owner in the US over the past two decades. Recent developments by RIDA include the Gaylord Rockies (1,500 rooms), Marriott Marquis Houston (1,000 rooms), the Hilton Orlando (1,424 rooms), the Omni Orlando Resort at ChampionsGate (1,005 rooms), and the Gaylord Pacific Resort and Conference Center (1,600 rooms) which is under development on the San Diego Bayfront and scheduled to open in May 2025. RIDA’s corporate headquarters is located in Houston, TX with regional offices in Orlando, FL, San Diego, CA and Warsaw, Poland.

About Ares Management Corporation

Ares Management Corporation (NYSE: ARES) is a leading global alternative investment manager offering clients complementary primary and secondary investment solutions across the credit, real estate, private equity and infrastructure asset classes. We seek to provide flexible capital to support businesses and create value for our stakeholders and within our communities. By collaborating across our investment groups, we aim to generate consistent and attractive investment returns throughout market cycles. As of June 30, 2024, Ares Management Corporation’s global platform had over $447 billion of assets under management with more than 2,950 employees operating across North America, Europe, Asia Pacific and the Middle East. For more information, please visit www.aresmgmt.com.

The Ares Real Estate team oversees approximately $52 billion of assets under management and has more than 270 investment professionals across seventeen local offices in core markets in the U.S. and Europe as of June 30, 2024. The team leverages its scale and vertically integrated operating platform to execute comprehensive real estate equity and debt strategies that are flexible by geography, product type and sector.

Forward-Looking Statements

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about our development plans for a Grand Hyatt property, strategies, development prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, the risks discussed in the Company’s filings with the SEC, including our annual report on Form 10-K and subsequent reports, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Hyatt Contacts:

Media

Jorian Weiner, 312.780.3004, jorian.weiner@hyatt.com

Investors

Adam Rohman, 312.780.5834, adam.rohman@hyatt.com

Ares Contact:

media@aresmgmt.com

Source: Hyatt Hotels Corporation

HHC-FIN